Exhibit 99.1

Plea Agreement with US Attorney Regarding EPA Violations by Mace Security International's Vermont Subsidiary Has Been Accepted by the Court

HORSHAM, Pa.--(BUSINESS WIRE)--June 2, 2011--Mace Security International, Inc. ("Mace", “Corporation” or the “Company”) (OTCQB: MACE) announced that the Federal District Court for Vermont ("Court") has accepted the guilty plea of Mace Personal Defense, Inc., to one felony charge of storing hazardous waste at its Bennington, VT facility and to pay a fine of $100,000. Mace Personal Defense, Inc. is a wholly owned subsidiary of the Company.

As previously disclosed by the Company in its periodic report filings made under the Securities Exchange Act of 1934, the United States Attorney for the District of Vermont (the “U.S. Attorney”) conducted an investigation of the Company relating to possible violations of the Resource Conservation and Recovery Act (“RCRA”) at the Company’s Bennington, Vermont location for the period of 1998 through early 2008. On November 16, 2010, the U.S. Attorney filed a one count indictment charging Mace Security International, Inc. and Jon Goodrich with a felony of storing hazardous waste without a permit under 42 U.S.C. Section 6928(d)(2)(A). Mr. Goodrich is the President of Mace Personal Defense, Inc., the Company's defense spray division located in Bennington, Vermont. The Company resolved the indictment brought against it through a Plea Agreement entered into between Mace Personal Defense, Inc. and the U.S. Attorney. On May 26, 2011, the Court accepted the Plea Agreement and the guilty plea of Mace Personal Defense, Inc., to one count of violating 42 U.S.C. § 6928(d)(2)(A) (Storage of Hazardous Waste Without a Permit). The Court also imposed a fine of $100,000 (the "Fine") and a court assessment of $400 against Mace Personal Defense, Inc; $34,000 of the Fine was paid on May 26, 2011, and two additional installments of $33,000 each, are due on July 4, 2011 and January 4, 2012. The Company guaranteed the payment of the Fine. The United States dismissed the indictment that was brought against the Company and agreed not to prosecute Mace Personal Defense, Inc. (excluding the charge to which Mace Personal Defense, Inc pled guilty ) or the Company for any criminal offenses known to the United States Attorney's Office of Vermont as of the date of signing of the Plea Agreement committed by the Company or Mace Personal Defense, Inc. in the District of Vermont relative to the storage, shipment, handling or disposal of hazardous waste, including any associated record keeping or reporting offenses. Mace Personal Defense, Inc was placed on probation until the Fine is paid in full. The charges against Mr. Goodrich are still pending and are being defended by Mr. Goodrich.

Dennis Raefield, Mace’s CEO and President stated, “Our Board of Directors and I are satisfied with the resolution of the environmental charges that related back to 1998 through 2008. At no time was there any leak or risk to the public, and the site has been fully remediated with new environmental safety policies and procedures put into place.”

About Mace

Mace Security International, Inc. is a manufacturer of personal defense and electronic surveillance products marketed under the famous brand name Mace®, and the owner and operator of a wholesale central monitoring station. Mace’s web site is www.mace.com.

Certain statements and information included in this press release constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. When used in this press release, the words or phrases “will likely result”, “are expected to”, “will continue”, “is anticipated”, “estimate”, “projected”, “intend to” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, including but not limited to economic conditions, dependence on management, our ability to compete with competitors, dilution to shareholders, and limited capital resources. A discussion of factors that could materially adversely affect the Company’s financial performance and cause actual results for future periods to differ materially from the statements expressed within this press release, and management's opinions, projections, forecasts, estimates and expectations are contained under the heading “Risk Factors” in Mace’s SEC filings, including its registration statements and its periodic reports on Form 10-K and Form 10-Q. This press release should also be read in conjunction with the financial statements and notes contained in Mace’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

CONTACT:
Mace Security International, Inc.
Sarah Din, MarCom Manager
925-478-4524
sdin@mace.com